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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-55020) of Align Technology, Inc. and subsidiary, of our report dated February 9, 2001, except for Note 13 which is as of March 15, 2001, relating to the consolidated financial statements, which appears in this Form 10-K/A. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
April 13, 2001